POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and/or Officers of Aetna Life Insurance and Annuity Company ("Aetna"), constitute and appoint, Myles R. Tashman and Linda E. Senker, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign the following Aetna registration statements, and current amendments to registration statements, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be don e by virtue thereof:

Registration Statements filed under the Securities Act of 1933:

333-56297   33-34730

Registration Statements filed under the Investment Company Act of 1940:

811-2512


Signature                           Title                      Date



/s/Thomas J. McInerney              Director and President     August 30, 2001
--------------------
Thomas J. McInerney



                                    Director and Chief         September 5, 2001
/s/Wayne R. Huneke                    Financial Officer
--------------------
Wayne R. Huneke



/s/Randy Lowery                     Director                   August 31, 2001
--------------------
Phillip R. Lowery



/s/Robert C. Salipante              Director                   August 27, 2001
--------------------
Robert C. Salipante



/s/Mark A. Tullis                   Director                   September 4, 2001
--------------------
Mark A. Tullis


/s/Deborah Koltenuk                 Corporate Controller       September 5, 2001
--------------------
Deborah Koltenuk